UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2008

XTO ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2008, the Company’s stockholders approved the XTO Energy Inc. 2004 Stock Incentive Plan, as Amended and Restated as of May 20, 2008 (“2008 Amended Plan”) at the Annual Meeting of Stockholders. The 2008 Amended Plan is the only stock incentive plan of the Company under which awards may be granted. The 2008 Amended Plan is nearly identical in design to the Amended and Restated 2004 Stock Incentive Plan approved by the stockholders on May 16, 2006. The following is a brief description of the material differences in the terms and administration of the 2008 Amended Plan:

•	The number of shares available for grant was increased by 12,000,000.
•
Of the shares remaining available for grant under the plan and the additional shares authorized for grant, the number of shares that can be granted as “full-value” awards, meaning awards other than options, stock appreciation rights (“SARs”) that are settled in cash or stock, and other than awards for which the participant pays at least the fair market value for the shares subject thereto, is 6,000,000. Prior to the amendment, the limit on full-value awards was 2,500,000. Full-value awards can be granted in excess of this limit but will be counted three to one against the remaining available share pool.

•
The prior practice of not granting full-value awards to our executive officers named in the proxy statement has been discontinued, giving the Compensation Committee flexibility to grant those officers any type of award authorized under the 2008 Amended Plan.

•	The annual individual per-person limit on full-value awards was increased from 833,333 shares to 1,000,000 shares.
•
The Company will continue to honor its commitment to keep the average annual run rate or grant rate for awards over the three-year period from 2006 through 2008 at or below 2.5% of the Company’s common stock outstanding at year-end for the specified period. The run rate commitment does not continue beyond 2008. For purposes of calculating the number of shares subject to awards granted in a year, full-value awards will count as equivalent to two option shares. Any awards that are settled only in cash will not be counted for this purpose.

•	The term of the 2008 Amended Plan was extended until 2013.

The Company will continue its practice that at least 25% of the awards to the named executive officers will be performance-based, with vesting contingent solely on satisfying performance criteria. The performance criteria, which may include achievement of common stock price targets, will be established by the Compensation Committee.

Under the 2008 Amended Plan, the Company can grant stock options, SARs, stock units, stock awards, bonus shares, dividend equivalents and other stock-based awards. All employees, including all executive officers of the Company, and non-employee directors and advisory directors are eligible to participate in the 2008 Amended Plan. The Compensation Committee of the Board of Directors intends to focus awards under the 2008 Amended Plan on management and other key employees.

As amended, and as adjusted for the five-for-four stock split in December 2007, the aggregate number of shares of common stock available for awards under the 2008 Amended Plan since the inception of the plan in 2004 is 54,187,500. Of the shares remaining under the plan prior to the amendment and the additional 12,000,000 shares authorized by the amendment, a total of 6,000,000 may be granted in connection with full-value awards. The maximum number of shares of common stock with respect to which options and SARs may be made under the 2008 Amended Plan to any individual during any calendar year is 4,166,666. The maximum number of shares of common stock with respect to which full-value awards may be made under the plan to any individual participant during any calendar year is 1,000,000. A participant may not accrue dividend equivalents during any calendar year in excess of the amount of dividends actually declared with respect to 4,166,666 shares. The maximum aggregate number of shares of common stock with respect to which awards may be made to individual non-employee directors or advisory directors during any calendar year is 25,000.

The 2008 Amended Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events

The Annual Meeting of Stockholders of the Company was held on May 20, 2008. A total of 469,919,070 of the Company’s shares of common stock were present or represented by proxy at the meeting. This represented 92% of the Company’s outstanding shares at March 31, 2008, the record date of the meeting. The individuals listed below were elected as directors based on the following tabulations.

Name	For	Against	Abstain
William H. Adams III	304,665,363	159,652,007	5,601,700
Keith A. Hutton	425,976,114	39,402,560	4,540,396
Jack P. Randall	394,196,134	71,174,942	4,547,994

Other directors continuing in office are Lane G. Collins, Phillip R. Kevil, Scott G. Sherman, Herbert D. Simons, Bob R. Simpson and Vaughn O. Vennerberg. Louis G. Baldwin and Timothy L. Petrus continue to serve as non-voting advisory directors.

The stockholders approved the Company’s 2004 Stock Incentive Plan, as Amended and Restated as of May 20, 2008 with 370,437,044 votes for, 50,403,434 votes against and 5,016,254 votes abstaining.

The stockholders also ratified the appointment of KPMG LLP as the Company’s independent auditor for 2008 with 462,171,556 votes for, 3,270,750 votes against and 4,476,764 votes abstaining.

The stockholders approved a stockholder proposal recommending that the Company take steps to declassify the Board of Directors with 341,902,557 votes for, 78,547,058 votes against and 5,407,117 votes abstaining.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K:

(c) Exhibit No	Description

10.1
XTO Energy Inc. 2004 Stock Incentive Plan, as Amended and  Restated as of May 20, 2008 (incorporated by reference to Appendix B to the Proxy Statement dated April 21, 2008 for the Annual Meeting of Stockholders held on May 20, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: May 22, 2008	By:	/s/ Bennie G. Kniffen
Bennie G. Kniffen
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number and Description

10.1
XTO Energy Inc. 2004 Stock Incentive Plan, as Amended and  Restated as of May 20, 2008 (incorporated by reference to Appendix B to the Proxy Statement dated April 21, 2008 for the Annual Meeting of Stockholders held on May 20, 2008)